EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of June 7, 2016 (“Effective Date”), is made and entered into by and between FitLife Brands, Inc., a Nevada corporation (“Company”), and Patrick Ryan (“Employee”).

R E C I T A L S:

WHEREAS, Employee is currently an employee of NDS Nutrition, Inc., a Florida corporation and wholly owned subsidiary of the Company, pursuant to the terms of an Employment Agreement, dated June 1, 2013 (“Original Agreement”); and

WHEREAS, Company and Employee desire to terminate the Original Agreement in consideration for the execution by the parties of this Agreement, pursuant to which the Company will retain the services of Employee in the role of Chief Retail Officer.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Employment.  The Company shall employ the Employee, and the Employee accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 7 (the “Employment Period”)

2.

Position and Duties.

(a)

During the Employment Period, the Employee shall serve as the Chief Retail Officer of the Company and shall have the duties, responsibilities and authority for such position as designated by the Chief Executive Officer of the Company (“CEO”), which duties, responsibilities and authority shall include national and international retail sales and product development.  The Employee shall, if so requested by the Company, also serve without additional compensation, as an officer, director or manager of any entities from time to time directly or indirectly owned or controlled by Company or its affiliates.

(b)

The Employee shall report to the CEO and shall devote his best efforts and substantially all of their active business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its affiliates.  The Employee shall perform his duties and responsibilities to the best of his ability in a diligent and professional manner.  During the Employment Period, the Employee shall not engage in any business activity which, in the reasonable judgment of the Board of Directors of the Company (“Board”), conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

(c)

The foregoing restrictions shall not limit or prohibit the Employee from engaging in passive investment, inactive business ventures and community, charitable and social activities not interfering with the Employee’s performance and obligations hereunder. Further, as of the date of this Agreement, Employee agrees that he will not use Company’s distribution network systems, employees, or contacts to advance the water bottling and distribution business in which he has invested.

3.

Compensation.

(a)

Base Salary.  As compensation for the services contemplated herein, Employee shall receive a base salary of One Hundred and Twenty Five Thousand and 00/100 Dollars ($125,000) per annum (“Base Salary”), to be paid in accordance with Company’s then-current payroll practices and policies. Company shall deduct and withhold all necessary social security and withholding taxes and any other similar sums required by law from any compensation paid to Employee.  Employee’s Base Salary shall be reviewed, at least annually and, in the absolute discretion of Company, may be adjusted upward from time to time based upon the performance of Employee, the financial condition of Company, prevailing industry salary levels and such other factors as Company considers relevant.

(b)

Equity.  Employee may be eligible to receive, at the sole discretion of the compensation committee of the Board of Directors, up to 25,000 shares of common stock and/or related stock options each year under the terms of this Agreement (up to 75,000 shares) and the Company’s 2010 Equity Incentive Plan (or such other plan that may be adopted by Company) and made applicable to Employee (the “Plan”), which amount shall be determined by the compensation committee within thirty (30) days of the Effective Date and within thirty (30) days after each anniversary of the Effective Date during the Term.  Any such equity rights shall be provided in accordance with the terms and conditions of the Plan and applicable supplemental agreements.  Notwithstanding the above,

(c)

Commissions.  Employee shall be eligible to earn commission compensation on a monthly basis in arrears in an amount equal to 2.00% of the adjusted gross profit from the sale of franchise exclusive products, less all promotional and advertising expenses, and the cost of all product samples, related to the sale of franchise exclusive products to international locations, as determined in good faith by Company. The monthly commissions referenced in this Section shall be calculated and paid, as applicable, within thirty (30) days of the end of each month, consistent with past practice.  Employee’s commission compensation eligibility and rate shall be reviewed at least annually, and, in the discretion of the Company,  may be prospectively adjusted upward from time to time based upon the performance of Employee, the financial condition of the Company, prevailing industry trends, and such other factors as Company considers relevant.

(d)

Bonus. The Employee shall be eligible for an annual cash bonus, which shall be determined in good faith by the compensation committee of the Board in its sole discretion in connection with the annual meeting or other such time, as the case may be, as determined by such committee.

(e)

Change in Control. In the event there is a change of control, as defined below, of the Company, then the surviving corporation or the acquiring corporation shall assume the Company’s obligations pursuant to this Agreement, including any stock or stock option agreements that Employee has with the Company. In the event any surviving corporation or acquiring corporation refuses to assume such obligations and/or to substitute similar stock awards for those outstanding under any agreement between Employee and the Company, then the Employee shall be entitled to accelerated vesting of all unvested shares subject to such agreements, if any, such that all shares will be vested and fully exercisable as of the date of the Change of Control. Change of Control means: (i) a sale or other disposition of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction (iii) a reverse merger in which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which the stockholders of the Company immediately prior to such reverse merger own less than fifty percent (50%) of the Company’s voting power immediately after the transaction; or (iv) an acquisition by any person, entity or group within the meaning of Section 13(d)or 14(d) of the Exchange Act, or any comparable successor provisions (excluding shareholders of the Company with respect to shares and voting power beneficially held by them as of the date of this Agreement, any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty per cent (50%) of the voting power entitled to vote in the election of directors, excluding from such percentage securities beneficially owned by stockholders of the Company immediately prior to and after such event.

4.

Benefits and Expenses.

(a)

Employee Benefits.  Employee shall be eligible to participate in any employee benefit plans and programs in effect from time to time and generally made available to similarly situated employees of Company (including but not limited to the Company’s standard Paid Time Off policy), in a manner consistent with the terms and conditions of such plan or program, and on a basis that is commensurate with Employee’s position and duties with Company.  Company reserves the right to alter, amend, or discontinue any employee benefits at any time without notice if such alterations, amendments or discontinuances would also apply to all other similarly situated employees of Company.  In the event of a conflict between any benefit plan or program and this Agreement, the terms of this Agreement shall govern.

(b)

Expenses.  Company shall pay or reimburse Employee, in accordance with Company’s then-current reimbursement policy, for any expenses reasonably incurred by Employee in furtherance of Employee’s duties hereunder upon submission by Employee of vouchers, receipts, or itemized lists thereof prepared in compliance with such reimbursement policy and as may be required by Company in order to permit such payments as proper deductions to Company under the Internal Revenue Code, as amended.

5.

Location of Work; Facilities and Support.  Subject to the travel requirements of Employee’s position, Employee will perform Employee’s duties hereunder based out of the Kansas City, Kansas metropolitan area, or such other metropolitan area as approved by Company management from time to time.  Company shall furnish and pay for all reasonable facilities, equipment, supplies, and services, including support staff, needed by Employee to perform Employee’s duties hereunder, and all other similar expenses incurred as a result of this employment or which are incidental to the performance of Employee’s duties hereunder, in accordance with the uniform policies of Company; provided, however, that it is understood that Employee works out of his primary residence located in the Kansas City, Kansas metropolitan area and nothing in the section shall require Company to secure additional or alternative office space and/or assume any responsibility for the cost or any portion thereof of Employee’s personal residence. Moreover, the ability to make all hiring and staffing decisions shall remain the authority of senior management of Company at its sole discretion.

6.

Company Policies.  Employee agrees that Employee will comply with other employee policies applicable to similarly-situated employees of Company.

7.

Term.

(a)

Unless renewed by the mutual agreement of the Company and the Employee, the Employment Period shall end on the third anniversary of the Effective Date; provided, however, that (i) the Employment Period shall terminate prior to such date upon the Employee’s resignation, death or Disability (as defined in the following sentence), and (ii) the Employment Period may be terminated by the Company at any time prior to such date for cause or without cause.  For purposes of this Agreement “Disability” means any long-term disability or incapacity which (i) renders the Employee unable to substantially perform their duties hereunder for one hundred twenty (120) days during any 12-month period or (ii) is predicted to render the Employee unable to substantially perform their duties for one hundred twenty (120) days during any 12-month period based, in the case of this clause (ii) only, upon the opinion of a physician mutually agreed upon by the Company and the Employee, in each case as determined by the Board (excluding the Employee if they should be a member of the Board at the time of such determination) in its good faith judgment; provided, however, that no action shall be taken hereunder that precludes Employee from making a claim under any separate long-term disability policy maintained by the Company.  The last day on which Employee is employed by the Company, whether separation is voluntary or involuntary and is with or without cause, is referred to as the “Termination Date.”

(b)

Except as otherwise required by law (e.g., COBRA) or as specifically provided herein, all of the Employee’s rights to salary, fringe benefits and bonuses hereunder (if any) accruing after the Termination Date shall cease upon the Termination Date.   Under no circumstances will the Employee be entitled to payment for accrued and unused paid time off upon the termination of the Employment Period.

8.

Nondisclosure.

(a)

Definition and Access.  Employee acknowledges that performance of Employee’s duties under this Agreement necessarily involves access to and familiarity with highly sensitive, confidential, and proprietary information of Company which includes, without limitation, information about Company’s products, formulations, product strategies, product development and production processes, customers and prospective customers, the buying patterns and needs of customers and prospective customers, vendors and suppliers, pricing, quoting, costing systems, billing and collection procedures, proprietary software and the source code thereof, financial and accounting data, data processing and communications, technical data, marketing concepts and strategies, business plans, mergers and acquisitions, research and development of new or improved products and services, and general know-how regarding the business of Company and its products (collectively referred to herein as “Confidential Information”).

(b)

Trade Secrets.  Company considers much of its Confidential Information to constitute trade secrets of Company (“Trade Secrets”) which have independent value, provide Company with a competitive advantage over its competitors who do not know the Trade Secrets, and are protected from unauthorized disclosure under applicable law.  However, whether or not the Confidential Information constitutes Trade Secrets, Employee acknowledges and agrees that the Confidential Information is protected from unauthorized disclosure or use due to Employee’s covenants under this Agreement and Employee’s fiduciary duties as an employee of Company.

(c)

Protections and Obligations.  Employee acknowledges that the Confidential Information is a valuable, special, and unique asset of Company such that the unauthorized disclosure or use by unauthorized persons would cause irreparable damage to the business of Company.  In recognition of the foregoing, Employee acknowledges and agrees that the Confidential Information is, and shall at all times remain, the sole and exclusive property of Company.  Employee further agrees that both during and after the term of this Agreement, Employee shall not disclose to anyone or use for any purpose any Confidential Information of Company, except as expressly authorized by Company.  Employee further agrees that, upon termination of this Agreement, Employee will promptly return to Company all documents, computer disks and files, and records of any kind, in any medium, which contain any Confidential Information, including any and all copies thereof.

9.

Development of Intellectual Property.

(a)

Definition of Intellectual Property.  As used herein, the term “Intellectual Property” shall include, without limitation, any inventions, technological innovations, discoveries, designs, formulas, know-how, processes, business methods, patents, trademarks, service marks, copyrights, computer software, ideas, creations, writings, lectures, illustrations, photographs, motion pictures, scientific and mathematical models, improvements to all such property, and all recorded material defining, describing or illustrating all such property, whether in hard copy or electronic form.

(b)

Company’s Rights in Intellectual Property.  Employee agrees that all right, title and interest of every kind and nature, whether now known or unknown, in and to any Intellectual Property invented, created, written, developed, conceived or produced by Employee during Employee’s employment with Company (i) whether using Company’s equipment, supplies, facilities and/or Confidential Information, (ii) whether alone or jointly with others, (iii) whether or not contemplated by the terms of Employee’s employment, and (iv) whether or not during normal working hours, that are within the scope of Company’s actual or anticipated business operations or that relate to any of Company’s actual or anticipated products or services are, and shall be, the exclusive property of Company and shall hereinafter be referred to as “Company Intellectual Property.”

(c)

Employee’s Obligations.  Employee agrees to take all reasonably necessary actions to enable Company to obtain, register, perfect and/or otherwise protect its rights in Company Intellectual Property in the United States and all foreign countries.  Employee irrevocably waives any “moral rights,” or other rights with respect to attribution of authorship or integrity of Company Intellectual Property, that Employee may have under any applicable law under any legal theory.

(i)

Without limiting the generality of the foregoing, Employee hereby consents and agrees to: a) promptly and fully disclose to Company any and all Company Intellectual Property; b) assign to Company all rights to Company Intellectual Property without limitation or royalty; and c) execute all documents necessary for Company to obtain, register, perfect, or otherwise protect its rights in Company Intellectual Property.  Consideration for Employee’s assignment to Company is hereby acknowledged.  In the event Company is unable, after reasonable effort, to secure Employee’s signature on any documents necessary to effectuate this provision, Employee hereby irrevocably designates and appoints Company as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf, and to execute any such documents and to do all other lawfully permitted acts to further the protection of Company Intellectual Property with the same legal force and effect as if executed by Employee.

(ii)

To the extent, if any, that any Company Intellectual Property is unassignable or that Employee retains any right, title or interest in and to any Company Intellectual Property, Employee: a) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Company with respect to such rights; b) agrees, at Company’s request, to consent to and join in any action to enforce such rights; and c) hereby grants to Company a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sub licensable (through multiple levels of sublicenses), worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, have made, sell, offer to sell, import and otherwise use, disclose and exploit (and have others exercise such rights on behalf of Company) all or any portion of Company Intellectual Property, in any form or media (now known or later developed).  The foregoing license includes, without limitation, the right to make any modifications to Company Intellectual Property regardless of the effect of such modifications on the integrity of Company Intellectual Property, and to identify Employee, or not to identify Employee, as one or more authors of or contributors to Company Intellectual Property or any portion thereof, whether or not Company Intellectual Property or any portion thereof has been modified.

(iii)

Employee agrees to assist Company in connection with any demands, reissues, oppositions, litigation, controversy or other actions involving any item of Company Intellectual Property.

(iv)

Employee agrees to undertake the foregoing obligations both during and after Employee’s employment with Company, without charge, but at Company’s expense with respect to Employee’s reasonable out-of-pocket costs.  Employee further agrees that Company may, in its sole discretion, deem Company Intellectual Property as a Trade Secret, in which case Employee will comply with the Confidential Information provisions in this Agreement.

10.

Acknowledgment of Company’s Goodwill.  Employee acknowledges that Company has expended and will continue to expend considerable time, effort and resources to develop and market its products and services, that the relationships between Company and its employees, independent contractors, customers, prospective customers, vendors, and suppliers are valuable assets of Company and key to its success, and that employees of Company establish close professional relationships with other employees, independent contractors, customers, vendors, and suppliers of Company in the course of their relationship with Company, all of which constitute goodwill of Company (“Goodwill”).

11.

Noncompetition.  In order to prevent the improper use of Confidential Information, Company Intellectual Property and Trade Secrets and the resulting unfair competition and misappropriation of Goodwill and other proprietary interests, Employee agrees that while Employee is employed by Company and for a period of twelve (12) months following termination of Employee’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of Cause, Employee shall not, directly or indirectly, individually, with or through his spouse, within any national or international geographic market area which is/was serviced by Employee on behalf of Company during Employee’s employment with Company, be involved in any business activity that is directly or indirectly in competition with any business activity of Company or any product or service offered, sold or solicited by Company.

12.

Nonsolicitation of Customers.  In order to prevent the improper use of Confidential Information, Company Intellectual Property and Trade Secrets and the resulting unfair competition and misappropriation of Goodwill and other proprietary interests, Employee agrees that while Employee is employed by Company and for a period of twelve (12) months following the termination of Employee’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of Cause, Employee will not, directly or indirectly, on Employee’s own behalf or by aiding any other individual or entity, call on, solicit the business of, sell to, service, or accept business from, any of Company’s customers (with whom Employee had personal contact and did business with during the twelve (12) month period immediately prior to the termination of Employee’s employment) for the purpose of providing said customers with products and/or services of the type or character typically provided to such customers by Company.

13.

Nonsolicitation of Vendors/Employees.  In order to prevent the improper use of Confidential Information, Company Intellectual Property and Trade Secrets and the resulting unfair competition and misappropriation of Goodwill and other proprietary interests, Employee agrees that while Employee is employed by Company and for a period of twelve (12) months following the termination of Employee’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of Cause, Employee will not, directly or indirectly, on Employee’s own behalf or by aiding any other individual or entity:

(a)

Encourage, discourage, interfere with, or otherwise cause, in any manner, any business partner, independent contractor, vendor or supplier of Company to curtail, sever, or alter its relationship or business with Company; or

(b)

Employ or solicit for employment any employee of Company with whom employee worked and had personal contact while employed by Company, except to the extent such employment or solicitation for employment is for a business that is not competitive with the business, products or services offered or provided by Company and cannot adversely affect Company’s relationship or volume of business with its customers.

14.

Reasonable Restrictions.

(a)

Applicable to any Status.  Employee acknowledges and agrees that the post-employment obligations of this Agreement shall be applicable to Employee regardless of whether Employee engages in any such competing business activity directly (or indirectly via personal contacts) as an individual or as a sole proprietor, stockholder, partner, member, officer, director, employee, agent, consultant, or independent contractor of any other entity.

(b)

Reasonable Restriction.  In signing this Agreement, Employee is fully aware of the restrictions that this Agreement places upon Employee’s future employment or contractual opportunities with someone other than Company.  However, Employee understands and agrees that Employee’s employment by Company, Employee’s privileged position within Company, and Employee’s access to Confidential Information and Trade Secrets of Company and Company Intellectual Property makes such restrictions both necessary and reasonable.  Employee acknowledges and agrees that the restrictions hereby imposed constitute reasonable protections of the legitimate business interests of Company and that they will not unduly restrict Employee’s opportunity to earn a reasonable living following the termination of Employee’s employment.

15.

Remedies.

(a)

Employee acknowledges that compliance with this Agreement is necessary to protect the business and Goodwill of Company and a breach of this Agreement will cause irreparable and continuous damage Company for which money damages may not be adequate.  In addition, the parties agree that, in the event of a breach or threatened breach to this Agreement, the non-breaching party shall be entitled to (a) an injunction to prevent the continuation of such harm, (b) money damages insofar as they can be determined and (c) reasonable attorneys fees and costs.  Nothing in this Agreement, however, shall be construed to prohibit the non-breaching party from also pursuing any other remedy, the parties having agreed that all remedies shall be cumulative.  The obligations contained in this Agreement shall survive any termination of Employee’s employment, regardless of the reason for the termination.

(b)

Because the Employee’s services are unique and because the Employee has access to certain Confidential Information Company Intellectual Property, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement.  Therefore, in the event of a breach of Sections 8, 9, 11, 12 and 13 of this Agreement, the Company and any of its Affiliates or their successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.  The Employee agrees not to claim that the Company has adequate remedies at law for a breach of Sections 8, 9, 11, 12 and 13, as a defense against any attempt by the Company to obtain the equitable relief described in this Section 15.

(c)

In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Employee violates any provision of the foregoing Sections 8, 9, 11, 12 and 13, any severance payments then or thereafter due from the Company to the Employee shall be terminated forthwith and the Company’s obligation to pay and the Employee’s right to receive such severance payments shall terminate and be of no further force or effect, if and when determined by a court of competent jurisdiction, in each case without limiting or affecting the Employee’s obligations (or terminating the Non-Compete Period) under such Sections 8, 9, 11, 12 and 13, or the Company’s other rights and remedies available at law or equity.

16.

Assignability.  This Agreement and any rights, duties and obligations of the Employee are personal to Employee, and are not assignable by Employee.  Company shall have the right to assign this Agreement to a successor in interest.  This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and the personal representatives and heirs of Employee and the successors and assigns of Company.

17.

Notices.  All notices and other communications provided for in this Agreement shall be validly given, made or served if in writing and delivered personally by hand, by a nationally recognized overnight courier service (i.e., FedEx or United Parcel Service), by United States certified or registered first class mail, postage prepaid with return receipt requested or by facsimile transmission.  Each such notice, consent, request, instruction, approval, demand or other communication shall be effective if delivered personally by hand or by a nationally recognized overnight courier service, when delivered at the address specified in this Section; if delivered by United States certified or registered first class mail, on the date appearing on the return receipt therefor; and if delivered by facsimile transmission, when such facsimile transmission is transmitted to the facsimile transmission number specified in this Section and the appropriate confirmation is received. In the event that a party is unable to deliver a notice, consent, request, instruction, approval, demand or other communication due to the inaccuracy of the address or facsimile transmission number provided by the other party pursuant to this Section, or the other party’s failure to notify the party of a change of its address or facsimile transmission number as specified pursuant to this Section, such notice, consent, request, instruction, approval, demand, or other communication shall be deemed to be effective upon confirmation by a nationally recognized overnight courier service of its failure to complete delivery to the other party’s address as set forth in this Section (or other address duly given to the party by the other party in accordance with this Section).

Addresses and facsimile transmission numbers for notices (unless and until written notice is given of any other address or facsimile transmission number):

If to Company, to: John Wilson 4509 S. 143rd Street, Suite 1 Omaha, NE 68137	If to Employee, to: Patrick Ryan 14320 Ballentine Street Overland Park, KS 66221

18.

Governing Law and Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska, without regard to its conflict of laws doctrine.  Each party agrees that any action by either party to enforce the terms of this Agreement may be brought by the other party in an appropriate state or federal court in Nebraska and waives all objections based upon lack of jurisdiction or improper or inconvenient venue of any such court.

19.

Entire Agreement.  This Agreement, including the recitals to this Agreement, which are incorporated herein by this reference, constitutes the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter of this Agreement.  The previous sentence notwithstanding, Employee expressly acknowledges that Employee may be subject to additional policies and agreements instituted for the purpose of protecting Company’s Confidential Information and/or Intellectual Property; as such, Employee expressly acknowledges that all such policies and agreements shall be used together with this Agreement to protect such interests of Company to the fullest extent allowed by law.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties to this Agreement.  The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.  Employee acknowledges that Employee has had adequate opportunity to consider and secure legal advice relative to this Agreement.

20.

Reformation and Severability.  Employee and Company intend and agree that if a court of competent jurisdiction determines that the scope of any provision of this Agreement is too broad to be enforced as written, the court should reform such provisions to such narrower scope as it determines to be enforceable.  Employee and Company further agree that if any provision of this Agreement is determined to be unenforceable for any reason, and such provision cannot be reformed by the court as anticipated above, such provision shall be deemed separate and severable and the unenforceability of any such provisions shall not invalidate or render unenforceable any of the remaining provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FITLIFE BRANDS, INC.

By:  /s/ John Wilson__________________

John Wilson

Chief Executive Officer

EMPLOYEE

By:  /s/ Patrick Ryan_________________

Patrick Ryan

Employee

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